Artisan Partners Asset Management Inc. Reports 3Q15 Results
Milwaukee, WI - October 26, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and nine months ended September 30, 2015, including net income and earnings per share.

Eric Colson, Artisan Partners’ Chief Executive Officer, said, “In the third quarter, total AUM was negatively impacted by the significant decline in world-wide equity markets and by net client cash outflows. Recent market volatility, driven by macro events, changing investor behavior, and newly popular forms of investing such as high frequency trading, liquid alternatives and ETFs, has produced considerable uncertainty. That uncertainty has intensified negative sentiment and driven valuations lower. We have thoughtfully designed our financial model to adjust automatically in times like these, which allows us to remain focused on who we are as a firm and continue to make long-term investments in our business. We neither expect nor try to create linear outcomes.”

“The launch of our new Developing World strategy is an example of our approach. Despite uncertainty in emerging markets, at the beginning of 2015, we hired an experienced portfolio manager with a history of delivering strong results and a mind-set consistent with Artisan’s values. We launched the Developing World strategy at the beginning of July when the new Developing World team was ready. We weren’t trying to time markets or secular industry trends. While the third quarter proved to be the worst quarter for emerging markets equities in four years, the creation of the Developing World team and the launch of the Developing World strategy are positive investments in Artisan’s long-term business value that we made despite market uncertainty.”
Business Update
Regarding the firm’s results, Mr. Colson said, “As of September 30, 2015, all of our strategies have continued to follow their objectives with integrity. Eight of our twelve investment strategies with at least a five-year track record added value relative to their broad performance benchmarks over the trailing five-year period. Six of our eight strategies with a ten-year track record added value relative to their broad performance benchmarks over that period.
“During the quarter, net outflows from the strategies managed by our U.S. Value team continued to more than offset positive net flows for the rest of our business. We experienced a total of $1.3 billion in net outflows during the quarter, with $1.6 billion of net outflows from the U.S. Value team strategies. Our Global Equity, Growth, and Global Value teams continue to deliver strong investment returns and stable to growing client bases. While we have recently seen some attrition in several of those teams’ strategies, we are confident that the combination of strong long-term results and experienced leadership will allow us to manage capacity across those teams’ strategies.
“Despite market and industry uncertainty, we remain committed to delivering long-term investment results, which we believe will also drive thoughtful growth. Consistent with that commitment, in September, we announced the beginning of a process for closing our Non-U.S. Growth strategy and the partial re-opening of our Global Value strategy. Those decisions resulted from our business discipline, taking into account capacity and flows, client mix, portfolio positioning and liquidity, and the judgment of our investment decision-makers. While our disciplined approach to protecting and managing the integrity of our strategies impacts short-term client cash flow trends, we believe that it increases the probability of delivering exceptional long-term investment results. As long-term stewards of client assets and owners of this firm, we strongly believe that doing what’s best for clients and our investment talent will result in long-term sustainable growth.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$97.0	$109.2	$106.2	$97.0	$106.2
Average	104.7	111.4	110.2	108.2	108.2

Consolidated Financial Results (GAAP)
Revenues	$198.4	$211.5	$212.4	$613.5	$622.7
Operating income	70.6	78.3	81.0	216.7	229.0
Operating margin	35.6%	37.0%	38.1%	35.3%	36.8%
Net income attributable to Artisan Partners Asset Management Inc.	$18.4	$23.8	$20.4	$61.7	$48.3
Basic and diluted earnings (loss) per share	0.44	0.50	0.57	1.38	(1.02)

Adjusted[1] Financial Results
Adjusted operating income	$81.1	$89.0	$93.4	$248.3	$281.3
Adjusted operating margin	40.9%	42.1%	44.0%	40.5%	45.2%
Adjusted EBITDA[2]	$82.2	$90.5	$94.9	$251.9	$283.9
Adjusted net income	49.2	54.4	57.4	151.1	173.4
Adjusted earnings per adjusted share	0.67	0.74	0.79	2.06	2.41

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Decreased to $97.0 billion
During the September quarter, our AUM decreased to $97.0 billion at September 30, 2015, a decrease of $12.2 billion, or 11.2%, compared to $109.2 billion at June 30, 2015, as a result of $10.9 billion of market depreciation and $1.3 billion in net client cash outflows. Compared to September 30, 2014, AUM decreased $9.3 billion, or 8.7%, due to $4.9 billion of market depreciation and $4.4 billion in net client cash outflows.
Average AUM for the September quarter of 2015 was $104.7 billion, a decrease of 6.0% compared to average AUM for the June quarter of 2015 of $111.4 billion and a 5.0% decrease from the average of $110.2 billion for the September quarter of 2014.
September Quarter of 2015 Compared to June Quarter of 2015
GAAP net income was $18.4 million, or $0.44 per basic and diluted share, in the September quarter of 2015 compared to net income of $23.8 million, or $0.50 per basic and diluted share, in the June quarter of 2015. Adjusted net income was $49.2 million, or $0.67 per adjusted share, in the September quarter of 2015 compared to adjusted net income of $54.4 million, or $0.74 per adjusted share, in the June quarter of 2015.

•	Revenues of $198.4 million in the September quarter of 2015 decreased $13.1 million from $211.5 million in the June quarter of 2015 primarily due to lower average AUM in the September quarter.

•
Operating expenses of $127.8 million in the September quarter of 2015 decreased $5.4 million from $133.2 million in the June quarter of 2015 as a result of lower incentive compensation and third-party distribution expenses in the September quarter, both of which are linked to our revenue, and a decrease in general and administrative expenses.

•	GAAP operating margin was 35.6% for the September quarter of 2015 compared to 37.0% for the June quarter of 2015.

•
Adjusted operating margin decreased to 40.9% for the September quarter of 2015 from 42.1% for the June quarter of 2015 primarily as a result of lower revenues, partially offset by decreased operating expenses.

September Quarter of 2015 Compared to September Quarter of 2014
GAAP net income was $18.4 million, or $0.44 per basic and diluted share, in the September quarter of 2015 compared to net income of $20.4 million, or $0.57 per basic and diluted share, in the September quarter of 2014. Adjusted net income was $49.2 million, or $0.67 per adjusted share, in the September quarter of 2015 compared to adjusted net income of $57.4 million, or $0.79 per adjusted share, in the September quarter of 2014.

•	Revenues of $198.4 million in the September quarter of 2015 decreased $14.0 million from $212.4 million in the September quarter of 2014 primarily due to lower average AUM.

•
Operating expenses of $127.8 million in the September quarter of 2015 decreased $3.6 million from $131.4 million in the September quarter of 2014 primarily as a result of decreases in incentive compensation and third-party distribution expenses in the September quarter of 2015, both of which are linked to our revenue, and a decrease in pre-offering related equity compensation expense. The decreases were partially offset by increased post-IPO equity compensation expense related to the July 2014 and January 2015 equity grants.

•	GAAP operating margin was 35.6% for the September quarter of 2015 compared to 38.1% for the September quarter of 2014.

•
Adjusted operating margin was 40.9% for the September quarter of 2015 compared to 44.0% for the September quarter of 2014. The decrease in adjusted operating margin was primarily a result of lower revenues and increased post-IPO equity compensation expense, partially offset by decreased operating expenses. The additional equity compensation expense reduced adjusted operating margin by 140 basis points.

Nine Months Ended September 30, 2015 Compared to Nine Months Ended September 30, 2014
GAAP net income was $61.7 million, or $1.38 per basic and diluted share, for the nine months ended September 30, 2015 compared to $48.3 million, or $1.02 loss per basic and diluted share, for the nine months ended September 30, 2014. Basic and diluted earnings per share were negatively impacted in the nine months ended September 30, 2014 by our 2014 purchase of our preferred securities, which reduced net income available to common stockholders. Adjusted net income was $151.1 million, or $2.06 per adjusted share, for the nine months ended September 30, 2015 compared to adjusted net income of $173.4 million, or $2.41 per adjusted share, for the nine months ended September 30, 2014.

•
Revenues of $613.5 million for the nine months ended September 30, 2015 decreased $9.2 million from $622.7 million for the nine months ended September 30, 2014 primarily due to a decline in the proportion of our total AUM managed through Artisan Funds which resulted in our weighted average investment management fee rate decreasing from 77 basis points for the nine months ended September 30, 2014 to 76 basis points for the nine months ended September 30, 2015.

•
Operating expenses of $396.8 million for the nine months ended September 30, 2015 increased $3.1 million from $393.7 million for the nine months ended September 30, 2014 as a result of an $11.9 million increase in equity compensation expense related to the July 2014 and January 2015 equity grants, $6.5 million of initial start-up costs associated with the formation of our Developing World team, and increases in other operating expenses. The increases were partially offset by a $20.6 million decrease in pre-offering related equity compensation expense.

•	GAAP operating margin was 35.3% for the nine months ended September 30, 2015 compared to 36.8% for the nine months ended September 30, 2014.

•
Adjusted operating margin was 40.5% for the nine months ended September 30, 2015 compared to 45.2% for the nine months ended September 30, 2014. The decrease in adjusted operating margin was primarily a result of the increased equity compensation expense and initial start-up costs for our Developing World team discussed above.

Capital Management
Cash and cash equivalents were $217.7 million at September 30, 2015 compared to $182.3 million at December 31, 2014. The Company paid its quarterly dividend of $0.60 per share of Class A common stock during the September quarter of 2015. The Company had total borrowings of $200.0 million at September 30, 2015 and December 31, 2014.
During the September quarter of 2015, limited partners of Artisan Partners Holdings exchanged 145,265 common units for 145,265 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 145,265 shares.
Total stockholders’ equity was $118.3 million at September 30, 2015 compared to $107.5 million at December 31, 2014. The Company had 39.4 million Class A common shares outstanding at September 30, 2015.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at September 30, 2015.
On October 21, 2015, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on November 30, 2015, to Class A shareholders of record as of the close of business on November 16, 2015.

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Conference Call
The Company will host a conference call on October 27th, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10067514. A replay of the call will be available until November 3, 2015 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10067514. In addition, the webcast will be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 25, 2015. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$134.7	$142.6	$148.7	$415.4	$434.2
Separate accounts	63.6	67.7	63.6	196.5	188.2
Performance fees	0.1	1.2	0.1	1.6	0.3
Total revenues	198.4	211.5	212.4	613.5	622.7

Operating expenses
Compensation and benefits	91.2	93.7	90.7	283.3	261.9
Pre-offering related compensation - share-based awards	10.5	10.7	12.4	31.6	52.2
Total compensation and benefits	101.7	104.4	103.1	314.9	314.1
Distribution and marketing	10.6	11.7	13.2	34.0	36.3
Occupancy	3.1	3.0	2.9	9.1	8.3
Communication and technology	6.4	6.4	5.7	18.0	15.7
General and administrative	6.0	7.7	6.5	20.8	19.3
Total operating expenses	127.8	133.2	131.4	396.8	393.7
Operating income	70.6	78.3	81.0	216.7	229.0
Interest expense	(3.0)	(2.9)	(2.9)	(8.8)	(8.7)
Net gain (loss) of Launch Equity	—	—	(0.5)	—	(2.0)
Net gain (loss) on the tax receivable agreements	(5.8)	—	0.3	(12.2)	(4.2)
Net investment income	—	0.4	0.4	0.4	0.4
Other non-operating income (loss)	—	—	0.2	—	(0.1)
Total non-operating income (loss)	(8.8)	(2.5)	(2.5)	(20.6)	(14.6)
Income before income taxes	61.8	75.8	78.5	196.1	214.4
Provision for income taxes	11.6	16.5	15.4	33.2	35.2
Net income before noncontrolling interests	50.2	59.3	63.1	162.9	179.2
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	31.8	35.5	43.2	101.2	132.9
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	—	—	(0.5)	—	(2.0)
Net income attributable to Artisan Partners Asset Management Inc.	$18.4	$23.8	$20.4	$61.7	$48.3

Basic and diluted earnings (loss) per share - Class A common shares	$0.44	$0.50	$0.57	$1.38	$(1.02)

Average shares outstanding
Class A common shares	36.4	36.0	30.4	35.0	26.2
Unvested restricted share-based awards	3.0	3.3	2.6	3.1	1.9
Convertible preferred shares	—	—	—	—	0.5
Total average shares outstanding	39.4	39.3	33.0	38.1	28.6

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$18.4	$23.8	$20.4	$61.7	$48.3
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	31.8	35.5	43.2	101.2	132.9
Add back: Provision for income taxes	11.6	16.5	15.4	33.2	35.2
Add back: Pre-offering related compensation - share-based awards	10.5	10.7	12.4	31.6	52.2
Add back: Offering related proxy expense	—	—	—	—	0.1
Add back: Net (gain) loss on the tax receivable agreements	5.8	—	(0.3)	12.2	4.2
Less: Adjusted provision for income taxes	28.9	32.1	33.7	88.8	99.5
Adjusted net income (Non-GAAP)	$49.2	$54.4	$57.4	$151.1	$173.4

Average shares outstanding
Class A common shares	36.4	36.0	30.4	35.0	26.2

Assumed vesting, conversion or exchange of:
Unvested restricted share-based awards	3.0	3.3	2.6	3.1	1.9
Convertible preferred shares outstanding	—	—	—	—	0.5
Artisan Partners Holdings LP units outstanding (non-controlling interest)	34.1	34.2	39.7	35.3	43.3
Adjusted shares	73.5	73.5	72.7	73.4	71.9

Adjusted net income per adjusted share (Non-GAAP)	$0.67	$0.74	$0.79	$2.06	$2.41

Operating income (GAAP)	$70.6	$78.3	$81.0	$216.7	$229.0
Add back: Pre-offering related compensation - share-based awards	10.5	10.7	12.4	31.6	52.2
Add back: Offering related proxy expense	—	—	—	—	0.1
Adjusted operating income (Non-GAAP)	$81.1	$89.0	$93.4	$248.3	$281.3

Adjusted operating margin (Non-GAAP)	40.9%	42.1%	44.0%	40.5%	45.2%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$18.4	$23.8	$20.4	$61.7	$48.3
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	31.8	35.5	43.2	101.2	132.9
Add back: Pre-offering related compensation - share-based awards	10.5	10.7	12.4	31.6	52.2
Add back: Offering related proxy expense	—	—	—	—	0.1
Add back: Net (gain) loss on the tax receivable agreements	5.8	—	(0.3)	12.2	4.2
Add back: Interest expense	3.0	2.9	2.9	8.8	8.7
Add back: Provision for income taxes	11.6	16.5	15.4	33.2	35.2
Add back: Depreciation and amortization	1.1	1.1	0.9	3.2	2.3
Adjusted EBITDA (Non-GAAP)	$82.2	$90.5	$94.9	$251.9	$283.9

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation, (2) offering related proxy expense and (3) net gain (loss) on the tax receivable agreements. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, (2) offering related proxy expense, and (3) net gain (loss) on the tax receivable agreements. Adjusted net income also reflects income taxes assuming the vesting of all unvested share-based awards of Class A common stock and as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company’s convertible preferred stock had been exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming full vesting, exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% and 36.5% for the 2015 and 2014 periods, respectively.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested share-based awards of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company’s convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding offering related proxy expense and pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation, and net gain (loss) on the tax receivable agreements

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company’s initial public offering, which closed on March 12, 2013.

Offering related proxy expense represents costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) which occurred on March 12, 2014. We incurred costs through the first quarter of 2014 to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients, which were necessary because of the change of control.

Net gain (loss) on tax receivable agreements represents the income or expense associated with the amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	September 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$217.7	$182.3
Accounts receivable	67.6	69.4
Investment securities	9.8	6.7
Deferred tax assets	687.1	562.4
Other	28.6	28.7
Total assets	$1,010.8	$849.5

Liabilities and equity
Accounts payable, accrued expenses, and other	$103.8	$52.8
Borrowings	200.0	200.0
Amounts payable under tax receivable agreements	588.7	489.2
Total liabilities	892.5	742.0

Total equity	118.3	107.5
Total liabilities and equity	$1,010.8	$849.5

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2015	2015	2014	2015	2014

Beginning assets under management	$109,174	$108,723	$112,041	0.4%	(2.6)%
Gross client cash inflows	4,179	5,097	4,677	(18.0)%	(10.6)%
Gross client cash outflows	(5,481)	(5,402)	(5,322)	1.5%	3.0%
Net client cash flows	(1,302)	(305)	(645)	(326.9)%	(101.9)%
Market appreciation (depreciation)	(10,904)	756	(5,113)	(1,542.3)%	(113.3)%
Net transfers [1]	—	—	(37)	—%	100.0%
Ending assets under management	$96,968	$109,174	$106,246	(11.2)%	(8.7)%
Average assets under management	$104,723	$111,423	$110,209	(6.0)%	(5.0)%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2015	2014		2014

Beginning assets under management	$107,915	$105,477		2.3%
Gross client cash inflows	13,700	17,411		(21.3)%
Gross client cash outflows	(17,533)	(16,085)		9.0%
Net client cash flows	(3,833)	1,326		(389.1)%
Market appreciation (depreciation)	(7,114)	(520)		(1,268.1)%
Net transfers[1]	—	(37)		100.0%
Ending assets under management	$96,968	$106,246		(8.7)%
Average assets under management	$108,166	$108,191		—%

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2015
Beginning assets under management	$34,625	$14,889	$25,706	$32,595	$623	$726	$10	$109,174	$60,271	$48,903	$109,174
Gross client cash inflows	1,663	353	1,260	488	34	262	119	4,179	3,370	809	4,179
Gross client cash outflows	(1,469)	(1,989)	(1,147)	(812)	(7)	(56)	(1)	(5,481)	(4,038)	(1,443)	(5,481)
Net client cash flows	194	(1,636)	113	(324)	27	206	118	(1,302)	(668)	(634)	(1,302)
Market appreciation (depreciation)	(4,539)	(1,454)	(2,082)	(2,682)	(117)	(20)	(10)	(10,904)	(6,178)	(4,726)	(10,904)
Net transfers[1]	—	—	—	—	—	—	—	—	(54)	54	—
Ending assets under management	$30,280	$11,799	$23,737	$29,589	$533	$912	$118	$96,968	$53,371	$43,597	$96,968
Average assets under management	$33,096	$13,333	$25,339	$31,513	$573	$813	$56	$104,723	$57,674	$47,049	$104,723

June 30, 2015
Beginning assets under management	$33,601	$16,243	$25,064	$32,512	$629	$674	$—	$108,723	$60,649	$48,074	$108,723
Gross client cash inflows	1,932	865	1,459	731	1	99	10	5,097	3,289	1,808	5,097
Gross client cash outflows	(889)	(1,992)	(1,566)	(890)	(11)	(54)	—	(5,402)	(3,888)	(1,514)	(5,402)
Net client cash flows	1,043	(1,127)	(107)	(159)	(10)	45	10	(305)	(599)	294	(305)
Market appreciation (depreciation)	(19)	(227)	749	242	4	7	—	756	272	484	756
Net transfers[1]	—	—	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$34,625	$14,889	$25,706	$32,595	$623	$726	$10	$109,174	$60,271	$48,903	$109,174
Average assets under management[2]	$34,995	$15,951	$25,824	$33,295	$659	$699	$10	$111,423	$61,761	$49,662	$111,423

September 30, 2014
Beginning assets under management	$31,300	$21,549	$23,535	$34,109	$1,237	$311	$—	$112,041	$64,816	$47,225	$112,041
Gross client cash inflows	1,952	913	978	602	2	230	—	4,677	3,179	1,498	4,677
Gross client cash outflows	(1,356)	(1,798)	(1,079)	(842)	(213)	(34)	—	(5,322)	(3,791)	(1,531)	(5,322)
Net client cash flows	596	(885)	(101)	(240)	(211)	196	—	(645)	(612)	(33)	(645)
Market appreciation (depreciation)	(1,595)	(1,118)	(547)	(1,809)	(42)	(2)	—	(5,113)	(3,077)	(2,036)	(5,113)
Net transfers[1]	—	—	—	(37)	—	—	—	(37)	(160)	123	(37)
Ending assets under management	$30,301	$19,546	$22,887	$32,023	$984	$505	$—	$106,246	$60,967	$45,279	$106,246
Average assets under management	$30,919	$20,976	$23,364	$33,374	$1,155	$421	$—	$110,209	$63,418	$46,791	$110,209

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle.
2 For the Developing World team, average assets under management is for the period between June 29, 2015, when the team’s strategy began investment operations, and June 30, 2015.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2015
Beginning assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Gross client cash inflows	5,833	1,663	3,608	1,937	38	491	130	13,700	10,367	3,333	13,700
Gross client cash outflows	(3,664)	(6,567)	(4,004)	(2,945)	(203)	(149)	(1)	(17,533)	(12,887)	(4,646)	(17,533)
Net client cash flows	2,169	(4,904)	(396)	(1,008)	(165)	342	129	(3,833)	(2,520)	(1,313)	(3,833)
Market appreciation (depreciation)	(3,341)	(1,409)	(366)	(1,884)	(108)	5	(11)	(7,114)	(4,108)	(3,006)	(7,114)
Net transfers[1]	—	—	—	—	—	—	—	—	(258)	258	—
Ending assets under management	$30,280	$11,799	$23,737	$29,589	$533	$912	$118	$96,968	$53,371	$43,597	$96,968
Average assets under management[2]	$33,567	$15,498	$25,301	$32,413	$660	$709	$56	$108,166	$59,890	$48,276	$108,166

September 30, 2014
Beginning assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$—	$105,477	$59,881	$45,596	$105,477
Gross client cash inflows	7,072	2,538	3,984	3,258	19	540	—	17,411	12,455	4,956	17,411
Gross client cash outflows	(3,633)	(5,842)	(3,437)	(2,366)	(768)	(39)	—	(16,085)	(10,441)	(5,644)	(16,085)
Net client cash flows	3,439	(3,304)	547	892	(749)	501	—	1,326	2,014	(688)	1,326
Market appreciation (depreciation)	(455)	(174)	(140)	258	(13)	4	—	(520)	(554)	34	(520)
Net transfers[1]	—	—	47	(84)	—	—	—	(37)	(374)	337	(37)
Ending assets under management	$30,301	$19,546	$22,887	$32,023	$984	$505	$—	$106,246	$60,967	$45,279	$106,246
Average assets under management	$29,485	$21,591	$22,974	$32,610	$1,311	$308	$—	$108,191	$62,305	$45,886	$108,191

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2For the Developing World team, average assets under management is for the period between June 29, 2015, when the team’s strategy began investment operations, and September 30, 2015.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of September 30, 2015
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$28,178	(8.70)%	6.83%	7.92%	6.17%	10.32%	609
MSCI EAFE Index			(8.66)%	5.63%	3.98%	2.97%	4.24%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,254	3.43%	10.35%	9.14%	9.23%	14.20%	447
MSCI EAFE Small Cap Index			0.30%	10.17%	7.30%	4.65%	9.73%
Global Equity Strategy	4/1/2010	$718	1.59%	11.78%	12.84%	N/A	12.10%	582
MSCI All Country World Index			(6.66)%	6.95%	6.82%	N/A	6.27%
Global Small-Cap Growth Strategy	7/1/2013	$130	(1.23)%	N/A	N/A	N/A	4.29%	(187)
MSCI All Country World Small Cap Index			(3.28)%	N/A	N/A	N/A	6.16%
U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$9,211	(7.37)%	10.23%	11.26%	8.31%	13.11%	432
Russell Midcap® Index			(0.25)%	13.91%	13.40%	7.86%	8.79%
Russell Midcap® Value Index			(2.07)%	13.69%	13.15%	7.41%	9.41%
U.S. Small-Cap Value Strategy	6/1/1997	$1,002	(10.46)%	3.10%	4.78%	5.20%	10.64%	329
Russell 2000® Index			1.25%	11.02%	11.73%	6.54%	7.35%
Russell 2000® Value Index			(1.60)%	9.18%	10.16%	5.34%	8.29%
Value Equity Strategy	7/1/2005	$1,586	(11.14)%	6.26%	9.59%	6.14%	6.29%	(88)
Russell 1000® Index			(0.61)%	12.66%	13.41%	6.95%	7.18%
Russell 1000® Value Index			(4.42)%	11.59%	12.28%	5.71%	5.95%
Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$15,019	4.45%	14.28%	14.97%	11.11%	15.49%	560
Russell Midcap® Index			(0.25)%	13.91%	13.40%	7.86%	9.89%
Russell Midcap® Growth Index			1.45%	13.98%	13.58%	8.09%	8.48%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,259	8.02%	12.33%	16.10%	7.81%	9.88%	117
Russell 2000® Index			1.25%	11.02%	11.73%	6.54%	8.71%
Russell 2000® Growth Index			4.04%	12.85%	13.26%	7.66%	7.05%
Global Opportunities Strategy	2/1/2007	$6,459	0.50%	10.91%	13.15%	N/A	8.73%	621
MSCI All Country World Index			(6.66)%	6.95%	6.82%	N/A	2.52%
Global Value Team
Non-U.S. Value Strategy	7/1/2002	$16,016	(3.75)%	11.06%	10.60%	9.21%	12.59%	691
MSCI EAFE Index			(8.66)%	5.63%	3.98%	2.97%	5.68%
Global Value Strategy	7/1/2007	$13,573	(3.33)%	11.55%	12.71%	N/A	7.28%	568
MSCI All Country World Index			(6.66)%	6.95%	6.82%	N/A	1.60%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$533	(19.47)%	(6.14)%	(6.14)%	N/A	2.15%	(91)
MSCI Emerging Markets Index			(19.28)%	(5.27)%	(3.57)%	N/A	3.06%
Credit Team
High Income Strategy	4/1/2014	$912	2.74%	N/A	N/A	N/A	3.42%	543
BofA Merrill Lynch High Yield Master II Index			(3.57)%	N/A	N/A	N/A	(2.00)%
Developing World Team
Developing World Strategy	7/1/2015	$118	N/A	N/A	N/A	N/A	(16.43)%	147
MSCI Emerging Markets Index			N/A	N/A	N/A	N/A	(17.90)%
Total Assets Under Management		$96,968
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at September 30, 2015, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this can cause material differences in relative performance.